  Exhibit 99.1

pair Networks, Inc. and Subsidiary

Unaudited Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2017

pair Networks, Inc. and Subsidiary
Unaudited Condensed Consolidated Balance Sheets
September 30, 2017
Assets

Current Assets
Cash and Cash Equivalents	$471,560
Accounts Receivable	96,160
Prepaid Domain Name Registry Fees	570,850
Prepaids and Other Current Assets	185,134
Total Current Assets	1,323,704
Fixed Assets, Net	2,996,500
Other Assets
Note Receivable - Stockholder	16,446,101
Prepaid Domain Name Registry Fees, Net of Current Portion	680,992
Total Other Assets	17,127,093
Total Assets	$21,447,297
Liabilities and Stockholder's Equity
Current Liabilities
Accounts Payable	$158,003
Current Portion of Deferred Revenue	2,803,606
Current Portion of Notes Payable and Capital Lease	239,999
Current Portion of Capital Lease Obligations	68,339
Other Current Liabilities	273,961
Total Current Liabilities	3,543,908
Long Term Liabilities
Deferred Revenue, Net of Current Portion	1,184,031
Notes Payable, Net of Current Portion	3,544,454
Capital Lease, Net of Current Portion	91,470
Total Long-Term Liabilities	4,819,955
Total Liabilities	8,363,863
Stockholder's Equity
Common stock, no par value, 1,000,000 shares authorized, 800,000 shares issued & outstanding	25,100
Retained Earnings	13,058,334
Total Stockholder's Equity	13,083,434
Total Liabilities and Stockholder's Equity	$21,447,297

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

pair Networks, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Income
Nine Months Ended September 30, 2017

Revenue	$8,880,048
Less: Operating Expenses
Cost of revenue (excluding depreciation and amortization)	2,222,268
General and administrative	4,590,389
Selling	266,209
Depreciation and amortization	462,468
Total costs and operating expenses	7,541,334
Operating Income	1,338,714
Other Income (Expenses)
Interest Income	677
Interest Income - Shareholder	87,364
Interest Expense	(110,493)
Total Other Income (Expenses)	(22,452)

Net Income	$1,316,262

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

pair Networks, Inc. and Subsidiary
Unaudited Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2017

Cash Flows from Operating Activities
Net Income	$1,316,262
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:
Depreciation	473,766
(Gain) / Loss on Sale of Asset
Changes in Assets and Liabilities:
Accounts Receivable (Increase) Decrease	(5,334)
Prepaids and Other Assets (Increase) Decrease	(101,572)
Accounts Payable Increase (Decrease)	27,280
Deferred Revenue Increase (Decrease)	(415,567)
Accrued Expense and Other Liabilities Increase (Decrease)	(131,412)
Net Cash Provided by (Used in) Operating Activities	1,163,423
Cash Flows Provided by (Used in) Investing Activities
Issuance of Note Receivable - Stockholder, Net	(2,793,999)
Purchase of Property and Equipment	(188,685)

Net Cash Provided by (Used in) Investing Activities	(2,982,684)
Cash Flows from Financing Activities
Proceeds from Bank Loans	4,200,000
Repayments of Bank Loans	(1,145,812)
Payments on Capital Lease	(48,943)
Stockholder's Distributions	(1,470,500)
Net Cash Provided by (Used in) Financing Activities	1,534,745
Net Increase (Decrease) in Cash and Cash Equivalents	(284,516)
Cash and Cash Equivalents at Beginning of Year	756,076
Cash and Cash Equivalents at End of Year	471,560
Additional Information
Interest Paid	$110,493

Supplemental Schedule of Non-cash Activities

Interest on Loan Receivable	$87,364

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1
Organization and Operations

pair Networks, Inc. and subsidiary (the Company) provides web hosting services and domain name registrations for entities in the United States and abroad. Services include shared web hosting, e-commerce, fully-managed virtual private and dedicated servers, customer self-managed dedicated servers, domain-name registration, co-location and content-delivery networks.

The Company began operations in August 1995. It was incorporated in the state of Pennsylvania in August 1998. For income tax purposes, it is recognized as an S Corporation for both Federal and state purposes.

Ryousha Kokusai, LLC (d/b/a pair International), a wholly owned single-member limited liability company subsidiary of pair Networks, Inc., was formed on January 1, 2015. The sales to European Union countries subject to the Value Added Tax (VAT) in Europe are recorded and handled through this LLC. For income tax purposes, this LLC is treated as a disregarded entity. 660837NB, Inc. (NB), a Canadian Company was organized on December 2, 2011. NB is used solely for holding the Canadian tradenames and domain names. There are no operating activities conducted by NB.

The Company's principal operations are conducted at a site in Pittsburgh, PA. It also has an operating site located in Denver, CO and remote site back-up location in Pittsburgh, PA. Approximately 79% of revenues are generated from customers in the United States. The remainder is split up internationally among approximately 150 countries. No single customer accounts for more than 1% of sales.

Note 2
Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the accounts of pair Networks, Inc. and its wholly-owned subsidiary Ryousha Kokusai, LLC and NB. All significant intercompany transactions and balances have been eliminated. The information included in these unaudited condensed consolidated financial statements should be read in conjunction the audited consolidated financial statements and accompanying notes for the periods ended December 31, 2016 and 2015

Cash and Cash Equivalents

The Company considers all demand deposits and money market funds with an original maturity of three months or less to be cash equivalents. At September 30, 2017, the Company had $0 cash balances in excess of federally insured limits.

Concentration of Risk

The majority of the Company's cash and cash equivalents are maintained at one financial institution, the balance of which normally exceeds federally insured limits. The Company does not believe that it is exposed to any significant credit risk because of this situation.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 2
Summary of Significant Accounting Policies (Cont.)

Accounts Receivable, Revenue Recognition and Allowance for Doubtful Accounts

The Company recognizes revenue when there is persuasive evidence that an arrangement exits, the service period has elapsed or the product has been delivered and collection is reasonably assured.

Web Hosting - Services are provided for a specific contract period and are usually paid for in advance of that service period. The consideration received is recorded as deferred revenue at the time of the sale and recognized as income ratable over the service period.

Domain Name Registration - These registrations are sold to customers and provide the customer with exclusive used of a domain name for a specific period, usually one to ten years. Payments for the full term of the registration are paid for in advance and are recorded as deferred revenue and then recognized as earned ratably over the term of the registration period. Domain registration fees are non-refundable.

An allowance for doubtful accounts is not provided for by the Company because it is considered to be immaterial. As accounts are deemed uncollectable, they are written off against sales.

Prepaid Domain Name Registry Fees

Prepaid domain name registry fees represent amounts charged by a registry at the time a domain is registered or renewed. These amounts are amortized and expensed over the same period revenue is recognized for the related domain registration contracts.

Internally Developed Software

The Company internally developed much of the software necessary to operate the business and account for customer activity, including new customer sign-up, initiating and terminating service, billing, collection, etc. A significant portion of this software was developed early on in the startup phase of the Company, including a period prior to the incorporation of the business.

Generally Accepted Accounting Standards normally requires that costs (mainly labor), associated with the development of software applications, be capitalized and amortized over an estimated useful life. Post-implementation costs, normally maintenance and minor upgrades, are to be expensed when incurred.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 2
Summary of Significant Accounting Policies (Cont.)

Internally Developed Software (Cont.)

The Company's policy has been to expense, rather than capitalize, the cost to develop internal use software. In 2017 and in the previous five years, the Company believes that software development costs that would require capitalization would have been insignificant and that the vast majority of software development costs in those years would have been post implementation costs that would not require capitalization.

Equipment and Property

Equipment and property are stated at cost. Depreciation is provided for on a straight-line basis over the following estimated useful lives:

Equipment	5 to 10 years
Leasehold Improvements	39 to 40 years
Software	3 years
Furniture & Fixtures	7 to 10 years

Expenditures for maintenance and repairs are charged against earnings in the year incurred. Expenditures for any equipment individually costing less than $500 are expensed in the year incurred.

Paid Time Off (PTO)

PTO (vacation and sick days) vests with the employee as they earn it. The PTO can be accumulated over years and there is no requirement to use it or lose it if not used by a certain date. The Company maintains a system to track such time and, as such, recognizes a liability for earned, but unused PTO as of September 30, 2017 totaling $156,941.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

Effective January 1, 2005, the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of Federal and state corporate income taxes, the stockholder of an S corporation is taxed on his proportionate share of the Company's taxable income. Therefore, no provision for Federal or state income taxes has been included in these financial statements.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 2
Summary of Significant Accounting Policies (Cont.)

Income Taxes (Cont.)

The Company is required to file and does file an S Corporation tax return with the Internal Revenue Service and state taxing authorities. The income tax returns of the S Corporation are subject to examination by income tax authorities generally for three years after the due date of the tax return.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Fair Value of Financial Instruments

The carrying amount of financial instruments, include cash, receivables, short term investments, accounts payable, accrued liabilities and lines of credit approximated fair value due to the short maturity of these instruments. The carrying amount of long term debt approximates fair value because the interest rates offered to the Company for debt with similar terms and maturities approximate current market interest.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 605), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods & services. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition methods. Early adoption is not permitted. The updated standard will be effective for annual reporting beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 2
Summary of Significant Accounting Policies (Cont.)

In February 2016, the FASB issued ASU 2016-02, Leases (Topics 842), which dramatically changes the manner in which financial statements present, among other things, operating leases by lessees. Under this recently issued ASU, companies must reflect operating lease obligations on their balance sheets. Income statement treatment of operating leases is similar to the current rules which require straight line reporting of the lease expenses. For private companies, the new rules on lease reporting is effective for fiscal years beginning after December 15, 2019 and interim periods beginning the following year. Early adoption is permitted. The Company is currently evaluating the effects, if any, the adoption of this guidance will have on its consolidated financial statements.

Note
3 Property and Equipment,

Net Property and equipment consisted of:

Computer/Telecommunication	September 30, 2017
Equipment	$6,791,541
Software	6,503
Furniture and Fixtures	672,975
Equipment-Capital Lease	332,324
Leasehold Improvement	2,618,350
Property and Equipment, at Cost	10,421,693
Less: Accumulated Depreciation	(7,425,193)
Property and Equipment, net	$2,996,500

Depreciation expense for the nine months ended September 30, 2017 was $473,766.

Note 4
Loan to Stockholder

The Company periodically advances funds to the sole stockholder under terms of a demand note. There is no fixed repayment schedule. Interest is computed annually using the blended Applicable Federal Rate for demand loans. Interest imputed at for the nine months ended September 30, 2017 totaled $87,364. The imputed interest was added to the loan balance.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note
5 Notes Payable

The Company borrowed $3,800,000 on February 24, 2017 from a bank. The loan will be amortized on an 84-month amortization schedule and is to be repaid in 59 monthly installments with a final balloon payment for the balance of the outstanding principal (monthly principal repayment of $45,442) plus interest at 4.79%, beginning April 1, 2017. The maturity date of the loan is February 24, 2022.

On February 24, 2017, The Company borrowed $400,000 on a Revolving Credit Demand Loan maturing on February 24, 2022. Principal is payable as the Company desires over the term of the loan. Interest payments begin on April 1, 2017, with the loan bearing interest at the Prime Rate. in February 2015 from a bank to be repaid in 36 equal monthly installments of $8,802 commencing in March 2015. The monthly installment amount includes interest at an annual rate of 3.542%.

Aggregate principal payments due on the notes payable as of September 30 ,2017 during the following years are:

2018	$545,301
2019	545,301
2020	545,301
2021	545,301
2022	1,603,250
$3,784,454

All of the Company's current and future assets served as security for these loans. The sole stockholder of the Company served as the guarantor for the loans.

Note 6
Capital Lease

In February 2015, the Company entered into a capital lease to obtain battery equipment used in connection with its back-up generator system. The cost of the equipment (including sales tax) amounted to $332,324. The lease required 60 monthly payment of $6,261, with partial monthly payments in the first and last months of the lease term and a $1 buy out at the end of the term. The interest was imputed at an annual rate of 5.276%.

pair Networks, Inc. and Subsidiary
Notes to Unaudited Condensed Consolidated Financial Statements

Note 6
Capital Lease (Cont.)

Future minimum capital lease payments are as follows for the years ended December 31:

Year ending December 31,	Lease Payments
2017	$18,783
2018	75,132
2019	75,132
2020	835
Total minimum lease payments	169,882
Less amount representing interest	(10,073)
Present value of minimum lease payments	159,809
Less Current Portion	(68,339)
$91,470

Note
7 Facility Lease

The Company leases office and data center space under an agreement currently requiring base monthly lease payments of $34,400 during the period October 1, 2015 through September 30, 2021. In addition, the Company annually pays an assessment for increases in its share of real estate taxes and operating expenses since a base year, which is calendar year 2001 for real estate taxes and calendar year 2000 for operating expenses.

The Company has an option to extend the lease for additional six-year term at a base rental rate equal to 95% of the fair market rental rate then in effect for similar space in the surrounding area.

Annual fixed non-cancelable future minimum rental payments under the terms of the facility lease described above are as follows:

Year Ending September 30,
2018	$412,802
2019	412,802
2020	412,802
2021	412,802
Total	$1,651,208

Note
8 Subsequent Events

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements.